EXHIBIT 99(a)


                        NEW CANAAN BANK AND TRUST COMPANY
                  208 ELM STREET, NEW CANAAN, CONNECTICUT 06840
   PROXY SOLICITED BY THE NEW CANAAN BANK AND TRUST COMPANY BOARD OF DIRECTORS
                   FOR THE SPECIAL MEETING ON  __________ , 1999

The undersigned  hereby appoints Daniel S. Jones, Hugh Halsell,  III and Michael
D. Hobbs, and each of them, with full power of substitution, as the proxies of the undersigned, to vote all of the shares of Common Stock of New Canaan Bank and Trust Company, held of record by the undersigned on ____________, 1999 at the Special Meeting of Shareholders of New Canaan Bank and Trust Company to be held on __________, 1999 at the New Canaan Library, 151 Main Street, New Canaan, Connecticut or at any adjournment thereof;

When properly executed and timely returned, this proxy will be voted in the manner directed by the undersigned shareholder. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED FOR THE PROPOSALS SET FORTH ON THE REVERSE SIDE OF THIS CARD AND DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT-PROSPECTUS.

                                   SEE REVERSE
                                      SIDE

X    PLEASE MARK YOUR
     VOTES AS IN THIS
     EXAMPLE.

      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTES "FOR" ITEMS 1 AND 2.

1. A proposal to approve and adopt the Merger Agreement dated August 24, 1998 (the "Merger Agreement") between New Canaan Bank and Trust Company ("New Canaan"), Summit Bancorp. ("Summit") and NSS Bank and the transactions contemplated thereby, including the merger of New Cannan into NSS Bank, pursuant to which shares of New Canaan Common Stock will be converted into the right to receive whole shares of Summit Common Stock and cash in lieu of fractional shares based upon an exchange ratio as fully described in the accompanying Proxy Statement-Prospectus.

         [   ]   FOR           [   ]   AGAINST         [   ]   ABSTAIN

2. A proposal to approve in advance an adjournment of the Special Meeting in the event there are not sufficient votes to constitute a quorum or approve the Merger Agreement at the scheduled time of the Special Meeting, in order to permit further solicitation of proxies.

         [   ]   FOR           [   ]   AGAINST         [   ]   ABSTAIN

3. To transact such other business as may properly come before the Special Meeting.

Please check here if you plan on attending the special meeting.   [     ]

Please sign exactly as your name appears on this ballot. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other duly authorized officer. If a partnership, please sign in partnership name by authorized person. The undersigned acknowledges receipt of The Notice of the Special Meeting of Shareholders and the accompanying Proxy Statement-Prospectus.


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(Signature)                          (title)

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(Signature if held jointly)

Date ----------------------- , 1999

Please mark, sign, date and return the proxy card promptly using the enclosed envelope.